IDS LIFE OF NEW YORK ACCOUNT 8
Registration Number 811-05213

EXHIBIT INDEX

Exhibit 1A.8 (c) Addendum to Investment Management and Services Agreement

Exhibit 1A.8 (d) Addendum to Investment Advisory Agreement.

Exhibit 1A.11 IDS Life Insurance Compnay of New York's Description of Transfer and Redemption Procedures and Method of Conversion

Exhibit 1A.13    Variable Annuity and Life Insurance Distribution Agreement.

Exhibit 2        Opinion and Consent of Counsel

Exhibit 10       Directors' Power of Attorney